                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: June 3, 2004


                      CITIGROUP INSURANCE HOLDING CORPORATION


                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title:  Assistant Secretary


                      ASSOCIATED MADISON COMPANIES, INC.


                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title:  Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title:  Assistant Secretary